March 29, 2013

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Community Shores Bank Corporation, dated March 27, 2013, as contained in the second and third paragraphs of Item 4.01, and are in agreement with those statements.

/s/ Crowe Horwath LLP
Crowe Horwath LLP
Grand Rapids, Michigan

cc:	Julie K. Greene
Audit Committee Chairman
Community Shores Bank Corporation